Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of NUR Macroprinters Ltd. on Form S-8 (File Nos. 333-102288 and 333-92491) and Form F-3 (File Nos. 333-115826, 333-114428, 333-47842 and 333-92493) of our report dated January 26, 2006 relating to the financial statements of NUR Japan Limited for the year ended December, 31, 2003 with respect to the Consolidated Financial Statements of NUR Macroprinters Ltd., included in its Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Grant Thornton Tokyo ASG —————————————— Certified Public Accountants

July 12, 2006